Exhibit 10.1

Employment Agreement

Eva Live Inc.

This Employment Agreement (“Agreement”) is made and entered into this May 31, 2025, by and between Eva Live Inc., a corporation incorporated under the laws of Nevada, with its principal place of business at 1800 Century Park East, Suite 600, Los Angeles, CA, 90067, USA (the “Company”), and David Boulette, an individual (the “Executive” or “CEO”).

1. Position

The Company has agreed to employ David Boulette as the Chief Executive Officer (CEO) of Eva Live Inc. The Executive agrees to serve the Company in this capacity under the terms and conditions set forth in this Agreement.

2. Term of Employment

The term of employment will commence on May 31, 2025, and continue until terminated by either party in accordance with the provisions of this Agreement.

3. Duties and Responsibilities

As CEO, the Executive shall:

- Lead the overall strategy, vision, and management of the Company.

- Oversee daily operations, financial management, and execution of key business initiatives.

- Report directly to the Board of Directors and execute directives in alignment with the Company’s goals.

- Perform such other duties as may be reasonably assigned by the Board.

The Executive agrees to devote their full time, attention, and skills to the business and affairs of the Company.

4. Compensation

a) Base Salary

The Company will pay the Executive a base annual salary of $552,000 (or $46,000 monthly), payable in accordance with the Company’s regular payroll schedule.

b) Performance Bonus

The Executive will be entitled to an annual performance bonus equivalent to 5% of the Company’s net profits before taxes, as determined by the Board of Directors based on the Company’s audited financial statements for the preceding fiscal year.

c) Equity Compensation

The Executive shall be entitled to participate in the attached stock options plan.

d) Benefits

The Executive shall be eligible to participate in all Company-provided employee benefits, including but not limited to health insurance, retirement plans, and any other executive benefits, in accordance with the Company’s policies.

5. Expenses

The Company agrees to reimburse the Executive for all reasonable and necessary business expenses incurred in the course of their duties, in accordance with the Company’s policies.

6. Confidentiality and non-disclosure

The Executive agrees to maintain the confidentiality of all proprietary information, trade secrets, and any other non-public information of the Company, both during and after their employment.

7. Termination

a) Termination by the Company for Cause

The Company may terminate the Executive’s employment for “Cause” at any time. For purposes of this Agreement, “Cause” shall include:

- Gross negligence or wilful misconduct in the performance of duties.

- Conviction of a felony or any crime involving fraud or dishonesty.

- Violation of any material Company policies or ethical standards.

b) Termination by the Company without Cause

The Company may terminate the Executive’s employment without Cause upon 30 days’ written notice. In such a case, the Executive will be entitled to receive the base salary for the remainder of the term or six months’ severance, whichever is greater.

c) Termination by the Executive

The Executive may terminate their employment with 30 days’ written notice to the Company. In the event of such termination, the Executive will forfeit any unpaid bonus or unvested equity compensation.

8. Indemnification

The Company agrees to fully indemnify the Executive, permitted by law, for any claims, liabilities, or expenses arising from the Executive’s performance of duties, provided such claims are not the result of the Executive’s gross negligence or willful misconduct.

9. Miscellaneous

- Governing Law: This Agreement shall be governed by the laws of Nevada.

- Entire Agreement: This Agreement constitutes the entire understanding between the parties and supersedes any prior agreements.

- Amendments: Any amendments to this Agreement must be in writing and signed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Eva Live Inc.

By:	/s/ Daryl Walser
Daryl Walser
Director

Chief Executive Officer

By:	/s/ David Boulette
David Boulette

Executive Stock Options Plan

This Stock Options Plan (the “Plan”) is a part of the Employment Agreement (the “Agreement”) between Eva Live Inc. (the “Company”) and David Boulette (the “Employee”) dated May 31, 2025. The purpose of this Plan is to provide the Employee with the right to acquire shares of the Company’s common stock as an incentive for their employment and performance.

1. Grant of Options

1.1 Number of Options Granted: The Company hereby grants the Employee 20,000,000 stock options (the “Options”) to purchase shares of its common stock.

1.2 Exercise Price: The exercise price for each Option shall be $0.10 per share.

1.3 Grant Date: The Grant Date of the Options shall be May 31, 2025.

2. Vesting Schedule

2.1 The Options shall not vest unless the Employee is continuously employed with the Company through January 1, 2026 (the “Cliff Vesting Date”). If the Employee is employed with the Company on the Cliff Vesting Date, 20% of the Options shall vest on January 1, 2026, and an additional 20% of the Options shall vest on each of the next four anniversaries of the Grant Date (May 31, 2026, May 31, 2027, May 31, 2028, and May 31, 2029), provided the Employee remains continuously employed with the Company on each such anniversary date.

2.2 If the Employee’s employment is terminated for any reason before January 1, 2026, all Options shall be forfeited and automatically expire.

2.3 Any unvested Options shall automatically expire if the Employee’s employment is terminated for any reason, subject to Section 4 below.

3. Exercise of Options

3.1 Method of Exercise: The Employee may exercise vested Options by providing written notice to the Company and paying the Exercise Price for the number of shares being purchased.

3.2 Payment of Exercise Price: Payment may be made in one or more of the following ways: (a) Cash or check payable to the Company. (b) Delivery of shares of the Company’s common stock already owned by the Employee. (c) Any other method approved by the Company’s Board of Directors.

3.3 Tax Withholding: The Employee shall be responsible for any applicable taxes due upon exercise of the Options or sale of the shares.

4. Termination of Employment

4.1 Voluntary Termination or Termination for Cause: Any unvested Options shall be forfeited immediately. Vested Options must be exercised within [90] days following the termination date or they will expire.

4.2 Termination Without Cause or Due to Disability/Death: In the event of termination without cause, or termination due to the Employee’s disability or death, any unvested Options that would have vested within [12 months] from the termination date shall immediately vest. Vested Options must be exercised within [12 months] or they will expire.

5. Change in Control

5.1 In the event of a Change in Control (as defined in the Agreement), all unvested Options shall become fully vested and immediately exercisable.

6. Restrictions on Transfer

6.1 The Options and any shares acquired upon exercise may not be transferred, assigned, or pledged, except by will or the laws of descent and distribution, or with the Company’s prior written consent.

7. Adjustment of Shares

7.1 In the event of a stock split, reverse stock split, stock dividend, merger, or other corporate event, the number of shares subject to the Options and the Exercise Price shall remain the same.

8. Governing Law

8.1 This Plan shall be governed by and construed in accordance with the laws of the State of [State].

9. Entire Agreement

9.1 This Plan, together with the Employment Agreement, constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes any prior agreements or understandings.

IN WITNESS WHEREOF, the parties have executed this Plan as of the date first written above.

Eva Live Inc.

By:	/s/ Daryl Walser
Name:	Daryl Walser
Title:	Director
Date:	May 31, 2025

Employee

By:	/s/ David Boulette
Name:	David Boulette
Date:	May 31, 2025